Exhibit 23.1

Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2014 Equity Incentive Plan of Q2 Holdings, Inc. of our report dated February 12, 2016, with respect to the consolidated financial statements of Q2 Holdings, Inc., included in its Annual Report (Form 10-K) for the year ended December 31, 2015, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Austin, Texas
February 12, 2016